Exhibit 10.40

         SEVENTH AMENDMENT TO AMENDED AND RESTATED REDEMPTION AGREEMENT


This SEVENTH AMENDMENT to the REDEMPTION AGREEMENT dated November 1, 1996, originally by and between DEBORA BAINBRIDGE PHILLIPS and SPECTRUM NATURALS INC., a California corporation ("Spectrum"), and amended as provided in that FIRST AMENDMENT TO REDEMPTION AGREEMENT dated September 11, 1998, that SECOND AMENDMENT TO REDEMPTION AGREEMENT dated June 29, 1999, that THIRD AMENDMENT TO REDEMPTION AGREEMENT dated July 9, 1999, that FOURTH AMENDMENT TO REDEMPTION AGREEMENT dated July 12, 1999, that FIFTH AMENDMENT TO REDEMPTION AGREEMENT dated October 6, 1999, and that SIXTH AMENDMENT TO REDEMPTION AGREEMENT dated June 13, 2001, is hereby made by and between Debora Bainbridge Phillips, Trustee ("Seller"), Spectrum Organic Products, Inc., a California corporation (the "Company") and Jethren P. Phillips ("Guarantor") effective November 1, 2002.

          WHEREAS, the Amended and Restated Promissory Note dated June 13, 2001 called for monthly interest payments on or before the 5th day of each month at 12% per annum on the then outstanding principal balance and monthly principal payments of $31,250 on or before the 20th day of each month commencing July 20, 2002 until all principal is paid in full;

          WHEREAS FURTHER, the parties desire to further revise the interest rate and payment schedule hereunder;

          NOW THEREFORE, the parties agree as follows:

     1. The Company, as successor to Spectrum, shall deliver to Seller an Amended and Restated Promissory Note made by the Company, and dated as of the date hereof, in the form of Exhibit A attached hereto and by this reference incorporated herein, in replacement of all Notes previously issued pursuant to the REDEMPTION AGREEMENT, which previous Notes shall be marked "Cancelled and Reissued" and returned to the Company.

     2. The interest rate shall be reduced to 9% per annum effective November 1, 2002.

     3. Monthly principal payments shall be reduced to $15,625 effective November 20, 2002 until all principal is paid in full.

     4. Seller, at its sole option, shall have the right at all times, upon 60 days prior written notice to Company, to monthly principal payments of $31,250 until all principal is paid in full.

     5. All other terms and conditions of the REDEMPTION AGREEMENT not specifically modified by this SEVENTH AMENDMENT remain in full force and effect.

Executed as of this 17 day of November 2002 at Santa Rosa, California.


Spectrum Organic Products, Inc.
a California corporation


/S/  JETHREN P. PHILLIPS
----------------------------------------
     JETHREN P. PHILLIPS
     Chairman of the Board
     "Company"



/S/  DEBORA BAINBRIDGE PHILLIPS, TRUSTEE
----------------------------------------
     DEBORA BAINBRIDGE PHILLIPS, TRUSTEE
     "Seller"



/S/  JETHREN P. PHILLIPS
----------------------------------------
     JETHREN P. PHILLIPS
     "Guarantor"

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


                      AMENDED AND RESTATED PROMISSORY NOTE


November 17, 2002

Santa Rosa, California


For value received, receipt of which is hereby acknowledged, Spectrum Organic Products, Inc., a California corporation, ("the Company") hereby promises to pay to Debora Bainbridge Phillips, Trustee, or order, at such place as designated by the holder hereunder, the principal sum of $609,375.00, together with interest thereon as hereinafter provided and in installments as hereinafter provided.

This Amended and Restated Promissory Note has been issued pursuant to the Redemption Agreement dated November 1, 1996, as amended through the date hereof, and represents the unpaid principal due under the Promissory Note called for under such Agreement. The outstanding principal balance hereunder shall bear interest at the rate of 9% per annum. Interest on the principal balance outstanding from time to time shall be paid in monthly installments of interest only on or before the 5th day of each month. In addition to said interest payments, principal payments shall be paid in monthly installments of $15,625.00 on or before the 20th day of each month commencing November 20, 2002 until all such principal has been paid in full.

The holder hereunder, at its sole option, shall have the right at all times, upon 60 days prior written notice to the Company, to monthly principal payments of $31,250 until all such principal has been paid in full.

In the event that any payment of principal or interest shall not be made within five (5) days of its due date, there shall also be due a late payment fee equal to one percent of the payment of principal or interest not made when due. This Promissory Note may be prepaid in whole or in part at any time without penalty.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived by the Company.

All payments shall be made in lawful money of the United States. Any payment received shall be applied first to interest outstanding and then to reduction of principal. In the event that (i) any payment of principal or interest shall not be made when due and a period of ten (10) days shall have passed from written notice of such non-payment without cure, or (ii) the Company or the Guarantor shall fail to comply with any material non-monetary terms and conditions of the Redemption Agreement or the Guaranty and a period of 30 days shall have passed from written notice of such failure without cure, then the holder of this Note may, without further notice, declare the entire unpaid principal and interest due and payable.

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


In the event that any action is initiated to enforce or interpret the terms of this Agreement, the prevailing party of such litigation shall be entitled to recover, as an element of cost of such litigation, the reasonable attorney's fees.

This Note is personally guaranteed by Jethren Phillips.

Any default under the terms of the Redemption Agreement dated November 1, 1996, as amended through November 17, 2002, pursuant to which this Note is issued or the personal Guaranty of Jethren Phillips shall also constitute a default under this Promissory Note, and a default hereunder shall, likewise, constitute a default under said agreements.

This Promissory Note is a medium for investment and a "security" within the meaning of the California Commercial Code Section 8102 and is governed by Division 8 of the California Commercial Code.

This Promissory Note is divisible into a class or series of obligations at the request of the holder.

The transfer of this Promissory Note may be registered upon the books of the issuer.

This Promissory Note is subject to a Subordination Agreement in favor of Wells Fargo Business Credit, Inc.

Any notice to be given hereunder shall be deemed to be effective on the third day following deposit of such notice in the United States mail, first-class postage prepaid, return receipt requested, and directed to the parties at the addresses set forth below:

Debora Bainbridge Phillips, Trustee         Spectrum Organic Products, Inc.
3617 Williams Road                          Attn: Chief Financial Officer
Santa Rosa, CA  95404                       133 Copeland Street
                                            Petaluma, CA  94952




          Spectrum Organic Products, Inc.


          By:  /s/  Jethren P. Phillips
             -----------------------------
                    Jethren P. Phillips
                    Chairman of the Board



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